[COMISKEY & COMPANY LETTERHEAD]

To the Board of Directors
Westmark Group Holdings, Inc.


We consent to the use in this registration statement of our report dual dated March 20, 1996 and April 19, 1996 on the financial statements of Westmark Group Holdings, Inc., and to reference to our firm under the caption "experts" in the prospectus.

Aurora, Colorado
January 27, 1997


                                                           COMISKEY & COMPANY
                                                        PROFESSIONAL CORPORATION